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                                                                 Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-28239 and 333-90399) and Form S-8 (Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-84381,
333-84373, 333-84377, 333-93397, and 333-93249) of Millennium
Pharamaceuticals, Inc. of our report dated February 12, 1999 relating to the financial statements of CytoMed, Inc., which appears in the Current Report on Form 8-K of Millennium Pharmaceuticals, Inc. dated December 22, 1999.

                                             /s/ PricewaterhouseCoopers LLP

                                             PricewaterhouseCoopers LLP


Boston, Massachusetts
January 4, 2000